Exhibit 10.1
FIRST AMENDMENT TO EMPLOYMENT AREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is made and entered into effective as of September 5, 2017 (the “Effective Date”), by and between John S. Clendening (the “Executive”) and Blucora, Inc. (the “Company”).
Recitals
WHEREAS, the Company and the Executive entered into an Employment Agreement effective as of April 4, 2016 (the “Employment Agreement”); and
WHEREAS, the Company and the Executive desire to amend the Employment Agreement as provided herein.
NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Company and the Executive agree to amend the Employment Agreement as follows:
1.Section 4 of the Employment Agreement is hereby amended and replaced in its entirety as follows:

4. Agreement Term

Unless earlier terminated as provided herein, the term of this Agreement shall continue in effect until April 3, 2021 (the “Initial Term”). Upon expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (each a “Renewal Term”), unless either party provides written notice at least 180 days before the end of the Initial Term or then-current Renewal Term of the party’s intent not to renew this Agreement, or unless earlier terminated by either party as provided herein. If such notice of non-renewal is timely given, the Initial Term or then-current Renewal Term shall terminate, unless sooner terminated as provided herein, at the end of the business day of the last day of the Initial Term or then-current Renewal Term. If such timely notice of non-renewal is given by the Company for any reason other than for Cause, then it shall be deemed a termination without Cause effective upon the expiration of the Initial Term or then-current Renewal Term. The Initial Term and any Renewal Term(s) are collectively referred to as the “Agreement Term.”

2.Except to the extent specifically amended as provided herein, the Employment Agreement is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall be and remain in full force and effect for any and all purposes. From and after the date of this Amendment, any and all references to the Employment Agreement shall refer to the Employment Agreement as hereby amended.

IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year first above written.

Company:

Blucora, Inc.

By: /s/ Bill Atwell
William L. Atwell
Chair of the Board of Directors

Executive:

/s/ John S. Clendening
John S. Clendening